Exhibit 3.32

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

RANGELAND TERMINALS, LLC

The undersigned, being the Authorized Person of Rangeland Terminals, LLC (the “Company”), for the purpose of amending the Company’s Certificate of Formation under the Delaware Limited Liability Company Act (the “Act”), hereby makes, acknowledges and files this Certificate of Amendment.

The current name of the Company is Rangeland Terminals, LLC.

The following paragraphs of the Certificate of Formation are hereby amended and restated as follows:

ARTICLE I

The name of the limited liability company is Inergy Terminals, LLC.

ARTICLE II

The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

ARTICLE III

The name and address of the registered agent for service of process of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

IN WITNESS WHEREOF, the undersigned, for the purpose of amending the Certificate of Formation of the Company under the Act, has executed this Certificate of Amendment this 7th day of December, 2012.

RANGELAND TERMINALS, LLC

By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger, Authorized Person